EXHIBIT 23.3

CONSENT OF COUNSEL

                 We hereby consent to the reference to this firm and our opinion filed as Exhibit 5 to the Registration Statement on Form S-8 (Registration No. 333-69385) of Conexant Systems, Inc. and to the reference to us under the headings “Tax Consequences” and “Legal Matters” in the Prospectus related to this Registration Statement on Form S-8 filed by Conexant Systems, Inc. in respect of the Conexant Systems, Inc. Directors Stock Plan, as amended.

/s/ CHADBOURNE & PARKE LLP

CHADBOURNE & PARKE LLP
30 Rockefeller Plaza
New York, New York 10112
December 21, 2006